Exhibit 99.2

Exelon Electric & Gas

Senior Management

Randall E. Mehrberg

EVP, Chief

Administrative Officer

and Chief Legal Officer

Ruth Ann M. Gillis

President, ESC

William A.

VonHoene Jr.

General Counsel

John L. Skolds

Sr EVP, Operations

Ralph Izzo

EVP & President,

Energy Delivery

John F. Young

EVP, Finance & Holdings

J. Barry Mitchell

CFO

Corporate Financial Planning & Risk Mgmt

Corporate Investor Relations

Corporate Development

Elizabeth A. Moler

EVP, Gov & Env Aff &

Public Policy

S. Gary Snodgrass

EVP & Chief Human

Resources Officer

Corporate Security

Robert J. Dougherty

President, Holdings

Christopher M. Crane

President & CNO

Mark R. Schiavoni

President, Power

Edwin Selover

EVP, Governance

Katherine K. Combs

Corporate Secretary

Ethics and

Compliance

John T. Costello

President, ComEd

Denis P. O’Brien

President, PECO

Ralph A. LaRossa

President, PSE&G

Internal Audit

E. James Ferland

Chairman

John W. Rowe

President & CEO

Ian P. McLean

EVP & President,

Power Team

Generation Finance

Business Planning

Strategy & Corporate

Planning

Thomas M. O’Flynn

EVP, Generation Finance &

Business Planning

Frank M. Clark

EVP & Chief of Staff;

Chairman, ComEd

David W. Woods

SVP, Governmental &

Public Affairs

John T. Hooker

SVP, State Legislative

& Governmental

Affairs (IL)

Corporate Communications

Corporate Contributions